UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 16, 2004
(Date of Earliest Event Reported): December 14, 2004

SYMYX TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-27765 (Commission File Number)	77-0397908 (IRS Employer Identification No.)

3100 Central Expressway Santa Clara, California (Address of Principal Executive Offices)	95051 (Zip Code)

(408) 764-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On December 14, 2004, the Registrant entered into a strategic alliance agreement with The Dow Chemical Company (“The Dow Alliance”). In exchange for funding of approximately $120 million, Symyx will conduct research activities, provide Discovery Tools Systems to Dow, and license software and intellectual property to Dow. The strategic alliance agreement has a five year term, subject to early termination in the event of breach or other typical termination provisions. In addition, the Registrant will receive royalties in the event of the commercialization by Dow of discoveries resulting from the research activities.

Item 8.01. Other Events.

     On December 16, 2004, the Registrant issued a press release announcing the Registrant’s entry into a strategic alliance agreement with The Dow Chemical Company and maintaining the Registrant’s financial guidance for the fiscal year ending December 31, 2005. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

     Exhibit 99.1 is being furnished herewith and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference.

Exhibit
No.	Description
99.1	Press Release disseminated on December 16, 2004 announcing the entry of a strategic alliance agreement with The Dow Chemical Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC. (Registrant)
Date: December 16, 2004	By:	/s/ Steven D. Goldby
Steven D. Goldby
Chairman of the Board, Chief Executive Officer (Principal Executive Officer)

Date: December 16, 2004	By:	/s/ Jeryl L. Hilleman
Jeryl L. Hilleman
Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release disseminated on December 16, 2004 announcing the entry of a strategic alliance agreement with The Dow Chemical Company.